AMERICAN FIDELITY ASSURANCE COMPANY

                              AMENDMENT TO BY-LAWS

                            ------------------------

The following Amendment to the By-laws of American Fidelity Assurance Company, an Oklahoma corporation, was adopted by the Board of Directors on April 4, 1990.

Article IV of the Corporation Bylaws is hereby amended in its entirety as follows:

                                   ARTICLE IV

                                    OFFICERS

     Section 4.01 Officers. The officers of the corporation shall be a President, a Secretary and a Treasurer. The corporation may also have, at the discretion of the Board of Directors, a Chairman of the Board, one or more Executive Vice Presidents, one or more Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers as may be appointed in accordance with the provisions of Section 4.03. One person may hold two or more offices; provided, however, that no person shall at the same time hold the offices of President and Secretary or more than one of the offices of President, Executive Vice President and Vice President.

     Section 4.02 Appointment. The officers of the corporation, except such officers as may be appointed in accordance with the provisions of Section 4.03 or Section 4.05 of this Article, shall be chosen annually by the Board of Directors, and each shall hold his office until he shall resign or shall be removed or otherwise disqualified to serve, or his successor shall be elected and qualified.

     Section 4.03 Subordinate Officers. The Board of Directors may appoint, and may empower the Chairman of the Board or the President to appoint, such other officers as the business of the corporation may require, each of whom shall hold office for such period, have such titles and such authority and perform such duties as are provided in the by-laws or as the Board of Directors may from time to time determine.

     Section 4.04 Removal and Resignation. Any officer may be removed, either with or without cause, by the Board of Directors, at any regular or special meeting thereof, or, except in case of an officer chosen by the Board of Directors, by any officer upon whom such power of removal may be conferred by the Board of Directors.

     Any officer may resign at any time by giving written notice to the Board of Directors, or to the President, or to the Secretary of the corporation. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     Section 4.05 Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in the by-laws for regular appointments to such office.

     Section 4.06 Chairman Emeritus of the Board. The Chairman Emeritus of the Board, if any, shall be elected by and shall have such powers and duties which may be assigned to him from time to time by the Board of Directors.

     Section 4.07 Chairman of the Board. The Chairman of the Board, if any, shall, if present, preside at all meetings of the Board of Directors and exercise and perform such other powers and duties as may be from time to time assigned to him by the Board of Directors or prescribed by the by-laws.

     Section 4.08 Vice Chairman of the Board. The Vice Chairman of the Board, if any, shall, if present, in the absence of the Chairman, preside at all meetings of the Board of Directors and exercise and perform such other powers and duties as may be from time to time assigned to him by the Board of Directors or prescribed by the by-laws.

     Section 4.09 President. Subject to such powers and duties, if any, as may be assigned by the Board of Directors to the Chairman Emeritus of the Board, the Chairman of the Board, and the Vice Chairman of the Board, if there be such an officer, the President shall be the Chief Executive Officer of the corporation and shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and officers of the corporation, including:

     (a) He shall preside at all meetings of the shareholders and, in the absence of the Chairman of the Board, or if there be none, at all meetings of the Board of Directors.

     (b) He shall sign or countersign, as may be necessary, all such bills, notes, checks, contracts and other instruments as may pertain to the ordinary course of the corporation's business and shall, with the Secretary, sign the minutes of all shareholders' and directors' meetings over which he may have presided.

     (c) He shall execute bonds, mortgages, and other contracts requiring a seal under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the corporation.

    (d) At the annual meeting of the shareholders, he shall submit a complete report of the operations of the corporation's affairs as existing at the close of each year and shall report to the Board of Directors from time to time all such matters coming to his attention and relating to the interest of the corporation as should be brought to the attention of the Board.

     (e) He shall be an ex officio member of all standing committees, including the Executive Committee, if any; and he shall have such usual powers and duties of supervision and management as may pertain to the office of the President and shall have such other powers and duties as may be prescribed by the Board of Directors or the by-laws.

     Section 4.10 Executive Vice President. The Executive Vice President, if any, shall be the executive officer of the corporation next in authority to the President, who he shall assist in the management of the business of the corporation and the implementation of orders and resolutions of the Board of Directors. In the absence of the Chairman of the Board and the President, he shall preside at all meetings of the shareholders and of the directors, and shall exercise all other powers and perform all other duties of the Chairman of the Board and the President; and he shall perform such other duties as the Board of Directors may from time to time prescribe. He shall have all authority conferred upon an Executive Vice President by these by-laws.

    Section 4.11 Senior Vice Presidents. In the absence or disability of the Chairman of the Board, President and Executive Vice President, the Senior Vice Presidents, in order of their rank as fixed by the Board of Directors or, if not ranked, the Senior Vice President designated by the Board of Directors, shall perform all of the duties of the President and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the President. The Senior Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board of Directors or the by-laws.

     Section 4.12 Vice Presidents. The Vice Presidents of the corporation, in the order of their seniority and rank, shall be Vice President and Second Vice President of their respective department or corporate function. Each Vice
President shall have the authority and duties, and shall perform the functions consonant with his department and designated duties and shall have such other powers and perform such other duties as from time to time may be prescribed for each respectively by the Board of Directors or the by-laws.

     Regional Vice Presidents and Resident Vice Presidents of the corporation, in the order of their seniority and rank of their respective divisions or corporate functions shall have the authority and duties and shall perform the functions consonant with their department and designated duties. They shall have such other duties as from time to time may be prescribed for each respectively by the Board of Directors or the by-laws.

     Assistant Vice Presidents and Associate Vice Presidents of the corporation, in the order of their seniority and rank of their respective divisions or corporate functions, shall have the authority and duties and shall perform the functions consonant with their department and designated duties. They shall have such other duties as from time to time may be prescribed for each respectively by the Board of Directors or the by-laws.

     Section 4.13 Secretary. The Secretary shall keep or cause to be kept, at the principal office of the corporation or such other place as the Board of Directors may order, a book of minutes of all meetings of directors and shareholders, with the time and place of holding, whether regular or special, and, if special, how authorized, the notice thereof given, the names of those present at directors' meetings, the number of shares present or represented at shareholders' meetings, and the proceedings thereof.

     The Secretary shall keep, or cause to be kept, at the principal office of the corporation or at the office of the corporation's transfer agent, a share ledger, or a duplicate share ledger, showing the names of the shareholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation.

     The Secretary shall give, or cause to be given, notice of all meetings of the shareholders and of the Board of Directors required by the by-laws or by law to be given, and he shall keep the seal of the corporation in safe custody. He shall also sign, with the President or Vice President, all contracts, deeds, licenses and other instruments when so ordered. He shall make such reports to the Board of Directors as they may request and shall also prepare such reports and statements as are required by the laws of the State of Oklahoma and shall perform such other duties as may be prescribed by the Board of Directors or by the by-laws.

     The Secretary shall allow any shareholder, on application, during normal business hours, to inspect the share ledger in accordance with applicable law. He shall attend to such correspondence and perform such other duties as may be incidental to his office or as may be properly assigned to him by the Board of Directors.

     The Assistant Secretary or Secretaries, if any, shall perform the duties of the Secretary in the case of his absence or disability and such other duties as may be specified by the Board of Directors.

     Section 4.14 Treasurer. The Treasurer shall keep and maintain, or cause to be kept and maintained, adequate and correct amounts of the properties and business transactions of the corporation, including account of its assets, liabilities, receipts, disbursements, gains, losses, capital, surplus and shares. The books of account shall at all reasonable times be open to inspection by any director.

    The Treasurer shall deposit all monies and other valuables in the name and to the credit of the corporation with such depositories as may be designated by the Board of Directors. He shall disburse the funds of the corporation as may be ordered by the Board of Directors, shall render to the President and directors, whenever they request it, an account of all of his transactions as Treasurer and of the financial condition of the corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or the by-laws.

     The Assistant Treasurer or Treasurers, if any, shall perform the duties of the Treasurer in the event of his absence or disability and such other duties as the Board of Directors may determine.

     Section 4.15 Delegation of Duties. In case of the absence or disability of any officer of the corporation or for any other reason that the Board of Directors may deem sufficient, the Board of Directors may, by a vote of a majority of the whole Board, delegate, for the time being, the powers or duties, or any of them, of such officer to any other officer or to any director.

     DATED this 4th day of April, 1990.

                                         /s/ STEPHEN P. GARRETT

                                         --------------------------------
                                         Stephen P. Garrett, Secretary





                       AMERICAN FIDELITY ASSURANCE COMPANY

                              AMENDMENT TO BY-LAWS

                      -------------------------------------

The following amendment to the By-Laws of American Fidelity Assurance Company, an Oklahoma corporation, were adopted by the Board of Directors on April 30, 1986:

Article VIII, Section 3(a) and (b) of the Corporation's By-Laws are hereby amended to read as follows :

"3(a) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of or with the consent of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), amounts paid in settlement (whether with or without court approval), judgments, fines actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

3(b) The Corporation shall indemnify every person who is or was a party or is or was threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of or with the consent of the Corporation as a director, officer, employee or agent or in any other capacity of or in another corporation, or a partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or not taken by him while acting in such capacity, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such threatened, pending or completed action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation. The termination of any such threatened or actual action or suit by a settlement or by an adverse judgment or order shall not of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation. Nevertheless, there shall be no indemnification with respect to expenses incurred in connection with any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless, and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as such court shall deem proper."

Dated this 27th day of May 1986.

                                            /s/ STEPHEN P. GARRETT

                                            -----------------------------
                                            Stephen P. Garrett, Secretary




                       AMERICAN FIDELITY ASSURANCE COMPANY

                              AMENDMENT TO BY-LAWS
                              ADOPTED JULY 25, 1978

    The following amendment to the By-Laws of American Fidelity Assurance Company, an Oklahoma corporation, was adopted by the Executive Committee on July 25, 1978.

                                  ARTICLE VIII

Section 3 - Indemnification of Directors and Officers

     (a) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees), amounts paid in settlement (whether with or without court approval), judgements, fines actually and reasonably incurred by him in connection with such action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgement, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     (b) The Corporation shall indemnify every person who is or was a party or is or was threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the Corporation to procure a judgement in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent or in any other capacity of or in another corporation, or a partnership, joint venture, trust, or other enterprise, or by reason of any action alleged to have been taken or not taken by him while acting in such capacity, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such threatened, pending, or completed action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation. The termination of any such threatened or actual action or suit by a settlement or by an adverse judgement or order shall not of itself create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation. Nevertheless, there shall be no indemnification with respect to expenses incurred in connection with any claim, issue, or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation, unless, and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as such court shall deem proper.

     (c) To the extent that a director, officer, employee, or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in Subsections (a) and (b) hereof, or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with such defense.

     (d) Any indemnification under Subsections (a) and (b) hereof (unless ordered by a court) shall be made by the Corporation only as authorized in the specific cases upon a determination that indemnification is proper in the circumstances because the person claiming indemnification has met the applicable standard of conduct set forth in such subsections. Such determination shall be made by the Board of Directors by a majority vote of a quorum consisting of disinterested directors, or, if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or by the stockholders.

     (e) The amount of any expenses incurred by a person in defending any threatened or actual action, suit, or proceeding referred to in Subsection (a) hereof or any threatened or actual action or suit referred to in Subsection (b) hereof may be advanced to or for the benefit of such person by the Corporation prior to the final disposition thereof as authorized by the Board of Directors in the specific case upon the receipt of an undertaking by or on behalf of such person to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation.

     (f) The indemnification provided by this Article VIII, Section 3, shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

     (g) The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article VIII.

DATED this 25th day of July, 1978.

                                        /S/ DON J. GUTTERIDGE, JR.

                                        -----------------------------------
                                        Don J. Gutteridge, Jr., Secretary

(SEAL)




                       AMERICAN FIDELITY ASSURANCE COMPANY

                         AMENDMENTS TO BYLAWS ADOPTED ON

                        MAY 6, 1968 AND NOVEMBER 15, 1968

     The following amendments to the bylaws of American Fidelity Assurance Company were adopted by the shareholders on May 6, 1968:

                  Article IV, Section 1 - Election of Officers.

     At the annual meeting of the Directors they shall, as hereinafter provided, elect a Chairman of the Board, a President, one or more Vice Presidents (one of whom may be designated as an Executive Vice President), a Secretary and a Treasurer. In addition thereto, the Board, in its discretion, shall elect such other officers including Assistant Secretary or Secretaries and Assistant Treasurer or Treasurers as the Board shall, from time to time, determine. Terms of office shall each be one year, or until his successor shall be elected or installed, unless removed by the Board of Directors.

               Article IV, Section 3A - The Chairman of the Board.

     The Chairman of the Board shall preside at all meetings of the shareholders of the Company and of the Board of Directors, and shall perform such other duties as the Board of Directors may prescribe.

           Article II, Section 7 - Officers of Shareholders' Meetings.

     The Chairman of the Board, if present, shall preside at all meetings of the shareholders. In his absence the President, or in his absence the Vice President, or in his absence the next officer in due order who may be present shall preside. The Secretary of the Corporation shall act as Secretary of all shareholders' meetings and shall keep a true and correct record of the proceedings of all such meetings.

      The following amendment to the bylaws of American Fidelity Assurance Company was adopted by the Board of Directors on November 15, 1968:

       Article VIII, Section 1 - Salaries Approved by Board of Directors.

     No salary compensation or emolument shall be paid to the ten most highly paid officers or employees of the Company nor any salary compensation or emolument amounting in any year to more than $20,000 to any person, firm or corporation, unless such payment is first authorized by a vote of the Board of Directors of the Company, or by a committee of the Board charged with the duty of authorizing such payments. The limitation as to time contained in the foregoing shall not be construed as preventing the Company acting through its proper officers, from entering in contracts with its agents for the payment of commissions. The payment of any salary, compensation or emolument amounting in any year to not more than $20,000 (other than the salaries of the ten most highly paid officers or employees of the Company) to any person, firm or corporation, may be authorized by the President of the Company.

     Dated this 10th day of February, 1969.

                                           /s/ H.A. CONNER
                                        -------------------------
                                        H. A. Conner, Secretary

(CORPORATE SEAL)


                       AMERICAN FIDELITY ASSURANCE COMPANY
                          AMENDMENTS TO BY-LAWS ADOPTED

                                NOVEMBER 11, 1966

                           --------------------------

     The following amendments to the By-Laws of American Fidelity Assurance Company were adopted by the Board of Directors on November 11, 1966:

                  Article V, Section 6 - Memorandum of Action.

     Any action which might be taken at a meeting of the Executive Committee may be taken without a meeting ii a record or memorandum thereof be made in writing and signed by all members of the Executive Committee.


                    Article VI, Section 7 - Fractional Shares.

     Certificates for fractional shares of stock may be issued. The registered ownership of any fractional share represented by such certificates shall entitle the holder thereof to receive dividends, participate in the corporate assets in the event of liquidation of the Corporation and to exercise voting rights in person or by proxy.

     Dated this 20th day of April, 1967.

                                            /s/ H.A. CONNER
                                        ---------------------------------
                                        H. A. Conner, Secretary

(CORPORATE SEAL)

APPROVED
MAY 25 1967
JOE B. HUNT

INSURANCE COMMISSIONER

/S/ JOE B. HUNT
--------------------------
FINANCIAL STATEMENT ANALYST

                       AMERICAN FIDELITY ASSURANCE COMPANY

                   AMENDMENTS TO BYLAWS ADOPTED APRIL 21, 1964

     The following amendments to the Bylaws of American Fidelity Assurance Company, an Oklahoma corporation, were adopted by the shareholders on April 21, 1964:

     Section 2 of Article II - "Annual Meeting. An annual meeting of the shareholders of the Company shall be held on the third Tuesday in April of each year."

    Section 9 of Article II - "Election of Directors. The number of directors which shall constitute the whole board shall not be less than five (5) nor more than fifteen (15). The shareholders at any annual meeting may determine the number which shall constitute the board and the number so determined shall remain fixed until changed at a subsequent annual meeting. The directors shall be elected at the annual meeting of the shareholders and shall serve for one (1) year and each shall serve until his successor shall be elected and shall qualify, even though it necessitates remaining in office for a period in excess of one year."

     Dated this 21st day of April, 1964.

                                            /S/ H.A. CONNER
                                          ----------------------------
                                          H. A. Conner, Secretary

(CORPORATE SEAL)

                   AMENDMENT TO BY-LAWS ADOPTED APRIL 2, 1962

     The following amendment to By-Laws of American Fidelity Assurance Company, an Oklahoma corporation, was adopted by the shareholders on April 2, 1962:
Section 2 of Article VII of the By-Laws of this Company which reads: "Funds of the Company and Checks. Funds of the company shall be deposited only in the corporate name of the company and in such banks as the President or the Executive Committee shall designate. All checks and drafts shall be signed by one (1) of the following officers of the company, namely: President, or a Vice President, or the Secretary, and may be countersigned by an Assistant Secretary or such other persons as the President or the Executive Committee may, from time to time, provide" is hereby amended to read: "Funds of the Company and Checks. Funds of the company shall be deposited only in the corporate name of the company and in such banks as the President or the Board of Directors shall designate. Checks or demands for money and notes of the corporation shall be signed by such officer or officers or agent or agents as the Board of Directors may from time to time designate."

     Dated this 2nd day of April, 1962.

                                          /S/ H.A. CONNER
                                          --------------------------------
                                          H. A. Conner, Secretary

(Corporate Seal)

                              AMENDMENTS TO BY-LAWS

     The following amendments to the By-laws of American Fidelity Assurance Company, an Oklahoma corporation, were adopted by the Board of Directors on March 10, 1961:

Section 6 of Article II of the By-laws of this company which reads:

                         "Section 6 - Quorum and Voting.

Unless otherwise provided in the Articles of Incorporation, the holders of a majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of the shareholders. The vote of the holders of a majority of the shares entitled to vote and thus represented at a meeting at which a quorum is present, shall be the act of the shareholders' meeting, unless the vote of a greater number is required by law, the Articles of Incorporation, or a specific provision of these By-laws. Upon demand of any shareholder, vote upon any question before the meeting shall be held by ballot. Each outstanding share shall be entitled to one (1) vote on each matter submitted to a vote at a meeting of shareholders. A shareholder may vote either in person or by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact. No proxy shall be valid after eleven (11) months from the date of its execution unless otherwise expressly provided therein to be irrevocable, and in no event shall it remain irrevocable for a period of more than eleven (11) months. All proxies shall be filed with the Secretary and kept as a part of his records for a period of three (3) years but may thereafter be destroyed. If at any meeting of shareholders a quorum is not present, those present may adjourn from day to day, for not more than ten (10) days, until a quorum is present."

is hereby amended to read:

                         "Section 6 - Quorum and Voting.

Unless otherwise provided in the Articles of Incorporation, the holders of a majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of the shareholders. The vote of the holders of a majority of the shares entitled to vote and thus represented at a meeting at which a quorum is present shall be the act of the shareholders' meeting, unless the vote of a greater number is required by law, the Articles of Incorporation, or a specific provision of these By-laws. If at any meeting of shareholders a quorum is not present, those present may adjourn from day to day, for not more than ten days, until a quorum in present. Any shareholder entitled to vote may cast his votes in person or by proxy. The appointment of a proxy shall be in writing and signed but shall require no other attestation and shall be filed with the secretary of the corporation at or before the meeting, but in no case shall a proxy be appointed for a period of over seven years. If any shareholder appoints two or more persons to act as proxies and if the instrument does not otherwise provide, then a majority of such persons present at the meeting, or if only one shall be present, then that one shall have and may exercise all of the powers conferred by such instrument upon all of the persons so appointed; and if such proxies be equally divided as to the right and manner of voting in any particular case, the vote shall be divided among the proxies. Any person holding shares in a representative or fiduciary capacity which he may represent in person may represent the same by proxy and confer general or discretionary power upon such proxy. The authority of a proxy if not coupled with an interest may be terminated at will; unless otherwise provided in the appointment, the proxy's authority shall cease eleven months after the appointment. The termination of a proxy's authority by act of the shareholder shall, subject to the time limitation herein set forth, be ineffective until written notice of the termination has been given to the secretary of the corporation. Unless otherwise provided therein, an appointment filed with the secretary shall have the effect of revoking all proxy appointments of prior date. A proxy's authority shall not be revoked by the death or incapacity of the maker unless before the vote is cast or the authority is exercised written notice of such death or incapacity is given to the corporation."

Section 6 of Article VI of the By-laws of this company which reads:

                          "Section 6 - Treasury Shares.

Treasury shares, or other shares, not at the time issued and outstanding, shall not, directly or indirectly, be voted at any meeting of the shareholders, or counted in calculating the actual voting power of shareholders at any given time."

is hereby amended to read:

                  "Section 6 - Authorized but Unissued Shares.

Shares, not at the time issued and outstanding, shall not, directly or indirectly, be voted at any meeting of the shareholders, or counted in calculating the actual voting power of shareholders at any given time."

                                         /s/ H.A. CONNER
                                        ----------------------
                                        H. A. Conner

                                        Secretary

(Corporate Seal)

                                     BY-LAWS

                                       OF

                       AMERICAN FIDELITY ASSURANCE COMPANY

                               ARTICLE 1 - COMPANY

Section 1 - Name of Company.

     The name of this company shall be American Fidelity Assurance Company.

Section 2 - Home Office.

     The home office of this company shall be in Oklahoma City, Oklahoma.

Section 3 - Corporate Seal.

     The corporate seal of this company shall be in the following form with the following inscription, to wit:

                       ARTICLE II - SHAREHOLDERS' MEETINGS

Section 1 - Meeting Place.

    The place of all meetings of the shareholders shall be the home office of the company in Oklahoma City, Oklahoma.

Section 2 - Annual Meeting.

    An annual meeting of the shareholders of the company shall be held on the first Monday in April of each year.

Section 3 - Special Meetings.

     Special meetings of the shareholders may be called at any time by the President or upon written request of any five Directors of the company or by the holders of not less than one-tenth of all the shares entitled to vote at the meeting, or such meeting may be held at any time without call or notice upon the unanimous consent of the shareholders.

Section 4 - Notice of Meeting.

     If the shareholders' meeting is not held upon the unanimous consent of the shareholders, a written or printed notice of every annual or special meeting of shareholders stating the time and place and, in the case of special meetings, the object or objects thereof shall be prepared and mailed by the Secretary of the corporation, postage prepaid to each shareholder entitled to vote thereat at such address as appears on the books of the corporation at least ten days before the date of such meeting.

Section 5 - Voting List.

The officer or agent having charge of the stock transfer books for shares of the corporation shall make, at least ten days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of ten days prior to such meeting, shall be kept on file at the home office of the company and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original stock transfer books shall be prima facie evidence as to who are the shareholders entitled to examine such lists or transfer books or to vote at any meeting of shareholders. Failure to comply with the requirements of this section shall not affect the validity of any action taken at such meeting.

Section 6 - Quorum and Voting.

     Unless otherwise provided in the Articles of Incorporation, the holders of a majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of the shareholders. The vote of the holders of a majority of the shares entitled to vote and thus represented at a meeting at which a quorum is present, shall be the act of the shareholders' meeting, unless the vote of a greater number is required by law, the Articles of Incorporation, or a specific provision of these by-laws. Upon demand of any shareholder, vote upon any questions before the meeting shall be held by ballot. Each outstanding share shall be entitled to one (1) vote on each matter submitted to a vote at a meeting of shareholders. A shareholder may vote either in person or by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact. No proxy will be valid after eleven (11) months from the date of its execution unless otherwise expressly provided therein to be irrevocable, and in no event shall it remain irrevocable for a period of more than eleven (11) months.

All proxies shall be filed with the Secretary and kept as a part of his records for a period of three (3) years but may thereafter be destroyed. If at any meeting of shareholders a quorum is not present, those present may adjourn from day to day, for not more than ten (10) days, until a quorum is present.

Section 7 - Officers of Shareholders' Meetings.
-----------------------------------------------

     The President, if present, shall preside at all meetings of the shareholders. In his absence, the Vice President, or in his absence, the next officer, in due order, who may be present shall preside. The Secretary of the corporation shall act as Secretary of all shareholders' meetings and shall keep a true and correct record of the proceedings of all such meetings.

Section 8 - Order of Business.

     The order of business at the annual meeting, and so far as practicable at all other meetings of the shareholders, shall be as follows:

    (1)  Calling meeting to order;
    (2)  Calling of roll and checking proxies;
    (3)  Proof of notice of  meeting;
    (4)  Reading of any  unapproved  minutes;
    (5)  Reports of officers;
    (6)  Reports of committees;
    (7)  Election of directors;
    (8)  Unfinished business;
    (9)  New business; and,
    (10) Adjournment.

Section 9 - Election of Directors.
---------------------------------

    The Board of Directors shall consist of 9 members. Such Directors shall be elected by the shareholders at the annual meeting on the first Monday in April of each year, and they shall hold office until the next annual meeting of the shareholders and until their successors have been elected and qualified.

                        ARTICLE III - DIRECTORS' MEETINGS

Section 1 - Annual Meetings.

     An annual meeting of the Board of Directors for the purpose of election of officers of the company and the transaction of any other business coming before such meeting shall be held each year immediately following the adjournment of the annual shareholders' meeting, and no notice of such meeting to the elected Directors shall be necessary in order to legally constitute the meeting provided a majority of the whole Board shall be present. If a majority of the whole Board shall not be present, then such regular annual meeting may be held at such time as shall be fixed by the consent, in writing, of all the Directors. Other meetings of the Board may be held without notice at such time as shall be determined by the Board.

Section 2 - Special Meetings.

     Special meetings of the Board of Directors may be held at any time on the written call of the President or if he be absent or unable to act, by any other officer in the order of their seniority. Such meetings may also be held at any time without call or notice upon the unanimous consent of the Directors.

Section 3 - Notice of Meetings.

     The Secretary of the corporation shall notify each member of the Board of Directors of all regular or special meetings, except the regular or annual meetings immediately following the annual shareholders' meetings, either personally or by mail, telephone or telegram not less than five (5) days before any such meeting, giving the time, place, and in case of special meetings, the objects thereof, and no business shall be considered at any special meeting other than the objects contained or mentioned in such notice, except upon the unanimous consent of all the Directors present, but any Director may, in writing, either before or after the meeting, waive notice thereof; and without notice by any director by his attendance at and participation in any action taken at any meeting shall be deemed to have waived such notice.

Section 4 - Quorum.

    At all meetings of the Board, a quorum shall consist of a majority of the entire number of Directors and the acts of a majority of the Directors present at a meeting at which a quorum is present shall be the acts of the Board of Directors except as may be otherwise specifically provided by statute or by these by-laws. A minority of the Board present at any regular or special meeting may, in the absence of a quorum, adjourn to a later date but may not transact any business until a quorum has been secured. At any adjourned meeting at which a required number of Directors shall be present, any business may be transacted which might have been transacted at the meeting as originally notified.

Section 5 - Order of Business.

     The order of business at the annual meetings and so far as practical at all other meetings of the Directors shall be as follows.

    (1) Calling meeting to order;
    (2) Proof of notice of meeting;
    (3) Reading of any unapproved minutes;
    (4) Reports of officers and directors;
    (5) Reports of committees;
    (6) Election of officers;
    (7) Unfinished business;
    (8) New business; and,
    (9) Adjournment.

Section 6 - Vacancies.

     Any vacancy occurring in the Board of Directors through death, resignation, disqualification, disability or other cause may be filled by the remaining members of the Board though less than a quorum, and each person so elected shall continue as a member of the Board until he is removed therefrom as hereinafter provided for, or until his successor is elected by the shareholders, and the shareholders may hold such election at their next annual meeting or at any special meeting duly called for that purpose.

Section 7 - When Board May Declare Vacancies.

     The Board of Directors shall declare vacant the office of a Director if he be declared of unsound mind by an order of court or convicted of a felony, or may do so within sixty (60) days after notice of his election if he does not accept such office in writing or does not attend a meeting of the Board of Directors.

                              ARTICLE IV - OFFICERS

Section 1 - Election of Officers.

     At the annual meeting of the Directors they shall, as hereinafter provided, elect a President, one or more Vice Presidents (one of whom may be designated as an Executive Vice President), a Secretary, and a Treasurer. In addition thereto, the Board, in its discretion, shall elect such other officers including Assistant Secretary or Secretaries and Assistant Treasurer or Treasurers as the Board shall, from time to time, determine. Starting in April, 1961, terms of office each shall be one year, or until his successor shall be elected or installed unless removed by the Board of Directors.

Section 2 - Removal of Officers.

     Any office or agent elected or appointed by the Board of Directors may be removed at any time with or without cause by the affirmative vote of a majority of the whole Board of Directors.

Section 3 - Vacancies.

     If the office of any officer or officers becomes vacant for any reason, the vacancy may be filled by the affirmative vote of the majority of the whole Board of Directors.

Section 4 - The President.

    (a) The president shall exercise the duties of supervision and management of the business and shall preside at all meetings of the shareholders and Directors.

     (b) He shall sign or countersign, as may be necessary, all such bills, notes, checks, contracts and other instruments as may pertain to the ordinary course of the corporation's business and shall, with the Secretary, sign the minutes of all shareholders' and Directors' meetings over which he may have presided.

     (c) He shall execute bonds, mortgages, and other contracts requiring a seal under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the corporation.

   (d) At the regular annual meeting of the shareholders, he shall submit a complete report of the operations of the corporation's affairs as existing at the close of each year and shall report to the Board of Directors from time to time all such matters coming to his attention and relating to the interest of the corporation as should be brought to the attention of the Board.

     (e) He shall be ex officio a member of all standing committees; he shall have such usual powers of supervision and management as may pertain to the office of the President and perform such other duties as may be properly required of him by the Board of Directors.

Section 5 - The Vice President.

    In the absence of the President occasioned by inability, absence from city, failure or refusal to act, the Vice President shall perform all duties which should be performed by the President were he present.

Section 6 - The Secretary and Assistant Secretary.

     The Secretary shall attend all sessions of the Board of Directors and all meetings of the shareholders and record all votes and minutes of all proceedings in the books to be kept for that purpose. He shall issue or cause to be issued calls for meetings of shareholders and Directors and shall notify all officers and Directors of their election. He shall have charge of and keep the seal of the corporation and affix the same to the certificates of stock when such certificates are signed by the President and the Secretary and shall affix the seal, attested by his signature, to such other instruments as may require the same. He shall keep the share certificate and transfer books and other usual corporation books and records and shall prepare, record, transfer, issue, seal and cancel certificates of shares of stock as required by the transactions of the corporation and its shareholders. He shall also sign with the President or Vice President all contracts, deeds, licenses and other instruments when so ordered. He shall make such reports to the Board of Directors as they may request and shall also prepare such reports and statements as are required by the laws of the State of Oklahoma and shall perform such other duties as may be prescribed by the Board of Directors. He shall allow any shareholder, on application in business hours, to inspect the share certificate and transfer books and the share ledger. He shall attend to such correspondence and do such other duties as may be incidental to his office or as may be properly assigned to him by the Board of Directors. The Assistant Secretary or Secretaries shall perform the duties of the Secretary in the case of his absence or disability and such other duties as may be specified by the Board of Directors.

Section 7 - The Treasurer and Assistant Treasurer.

     The Treasurer shall have the custody of all monies and securities of the corporation and shall cause to be kept regular books of account. He shall cause to be disbursed the funds of the corporation in payment of the just demands against the corporation or as are ordered by the Board of Directors and shall see that proper vouchers are taken for such disbursements and shall render to the Board of Directors, from time to time, as may be required of him, an account of all his transactions as Treasurer and of the financial condition of the corporation.

He shall perform all duties incident to his office or which are properly required of him by the Board of Directors. The Assistant Treasurer or Treasurers shall perform the duties of the Treasurer in the event of his absence or disability and such other duties as the Board of Directors may determine.


                         ARTICLE V - EXECUTIVE COMMITTEE

Section 1 - Election.

    At the annual meeting of the Directors, the Board, may if it deems it necessary, acting by resolution adopted by a majority of the number of Directors fixed by these by-laws, shall elect from their own members an Executive Committee of three voting members.

Section 2 - Duties.

     The Executive Committee shall have all of the powers of the Directors in the interim between meetings of the Board, except where action of the Board of Directors is required by law. It shall keep regular minutes of its proceedings which shall be reported to the Directors at their next meeting.

Section 3 - Meetings.

     The Executive Committee shall meet at such times as may be fixed by the Committee, or on the call of the Chairman of the Board or the President.

Section 4 - Quorum and Voting.

     A majority of the members of the Executive Committee as fixed by these by-laws shall constitute a quorum for the transaction of business. The act of the majority of the members of the Executive Committee present at a meeting at which a quorum is present shall be the act of the Executive Committee. At all meetings of the Executive Committee, each member present shall have one (1) vote which shall be cast by him in person.

Section 5 - Vacancies.

    The Board of Directors, acting by resolution adopted by a majority of the number of Directors fixed by these by-laws, shall fill all vacancies in the Executive Committee which may occur from time to time.


                           ARTICLE VI - CAPITAL STOCK

Section 1 - Certificate of Shares.

     Each shareholder of the company whose shares have been paid for in full shall be entitled to a certificate or certificates showing the number of the shares of the company standing on the books in his name. Each certificate shall be numbered, bear the signatures of the President or Vice President and Secretary and the seal of the company and be issued in numerical order from the share certificate book. A full record of each certificate of shares as issued must be entered on the corresponding stubs of the share certificate book.

Section 2 - Transfer of Shares.

     Transfer of shares shall be made upon the proper share books of the Company and must be accompanied by the surrender of the duly endorsed certificate or certificates representing the transferred shares. Surrendered certificates shall be canceled and attached to the corresponding stubs in the share certificate book and new certificates issued to the parties entitled thereto.

Section 3 - Closing of Transfer Books.

     The Board of Directors shall have power to close the share transfer books of the corporation for a period not exceeding forty (40) days preceding the date of any meeting of shareholders or the date of payment of any dividend or the date for the allotment of rights or the date when any change or conversion or exchange of capital shares of stock shall go into effect. While the share transfer books of the company are closed, no transfer of shares shall be made thereon. The Board of Directors, in lieu of closing the share transfer books as aforesaid, may fix in advance a date not exceeding forty (40) days preceding the date of any meeting of shareholders or the date for the payment of any dividend or the date for the allotment of rights or the date when any change or conversion or exchange of capital shares of stock shall go into effect as a record date for the determination of the shareholders entitled to notice of and to vote at any such meeting or entitled to receive payment of any such dividend or to any such allotment of rights or to exercise the rights in respect of any such change, conversion or exchange of capital shares of stock and in such case only such shareholders as shall be shareholders of record on the date so fixed shall be entitled to such notice of and to vote at such meeting or to receive payment of such dividend or to receive such allotment rights and to exercise such rights as the case may be, notwithstanding any transfer of any shares on the books of the corporation after any such record date fixed as aforesaid.

Section 4 - Registered Shareholders.

     The corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof, and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person whether or not it shall have express or other notice thereof save as expressly provided by the laws of Oklahoma.

Section 5 - Lost Certificate.

    Any person claiming a certificate of shares to be lost or destroyed shall make an affidavit or affirmation of that fact and advertise the same in such manner as the Board of Directors may require and the Board of Directors may, in their discretion, require the owner of the lost or destroyed certificate, or his legal representative, to give the corporation a bond in such sum as they may direct to indemnify the corporation against any claim that may be made against it on account of the alleged loss of any such certificate. A new certificate of the same tenor and for the same number of shares as the one alleged to be lost or destroyed may be issued without advertising and without requiring any bond when, in the judgment of the Directors, it is proper to do so.

Section 6 - Treasury Shares

     Treasury shares, or other shares, not at the time issued and outstanding, shall not, directly or indirectly, be voted at any meeting of the shareholders, or counted in calculating the actual voting power of shareholders at any given time.

                                   ARTICLE VII
                EXECUTION OF POLICIES, INSTRUMENTS AND CONTRACTS

Section 1 - Policies.

     All policies of insurance shall be signed by the President or a Vice President and by the Secretary or an Assistant Secretary whose signatures may be engraved, printed, or stamped thereon. When signatures are engraved, printed, or stamped, the policy shall be countersigned by a duly authorized Registrar who shall be appointed by the President, a Vice President, or the Secretary.

Section 2 - Funds of the Company and Checks.

     Funds of the company shall be deposited only in the corporate name of the company and in such banks as the President or the Executive Committee shall designate. All checks and drafts shall be signed by one (1) of the following officers of the company, namely: The President, or a Vice President or the Secretary, and may be countersigned by an Assistant Secretary or such other persons as the President or the Executive Committee may, from time to time, provide.

Section 3 - Facsimile Signatures.

     The Executive Committee may authorize the use of a check-signing machine or any other mechanical device to imprint on checks and drafts of the company the facsimile signature of the President, the Vice President and the Secretary, or such officers as it may designate. Such authority, when given, together with such limitations and restrictions as the Executive Committee may impose thereon, shall be recorded in the minutes of the Executive Committee and may be revoked at any time by the Executive Committee or by the President.

Section 4 - Instruments and Contracts.

    The President or any Vice President shall have the power to execute in the name of the company any contract, agreement, certificate, conveyance, receipt, release or any other instrument whatsoever in writing required or permitted by law to be executed by the company or which it is necessary for it to execute in the transactions of its business or in the management of its affairs. Whenever the affixing of the company seal to any instrument is necessary, the instrument shall be attested by the Secretary or an Assistant Secretary with the seal of the company affixed. No authority herein granted shall be construed to supersede or contravene the control of the Directors over the affairs of the company; provided, however, that any person, firm or corporation may and shall be entitled to accept and act upon any document or instrument signed, countersigned, endorsed or executed by the officers of the company pursuant to the provisions of these by-laws unless, prior to the receipt of such document or instrument, such person, firm or corporation has been furnished with a certified copy of a resolution of the Board of Directors or the Executive Committee prescribing a different signature, counter-signature, endorsement or execution.

Section 5 - Voting of Stock by the Company.

     In all cases where the company owns, holds or represents, under power of attorney or proxy, or in any representative capacity, shares of the capital stock of any corporation, or shares or interests in business trusts, co-partnerships or other associations, such shares or interests shall be represented and voted by the President, or in the absence of the President, by a Vice President, and if more than one (1) Vice President be present, then by the Vice President who shall have priority of appointment, or in the absence of a Vice President, by the Secretary, or in the absence of the Secretary, by the Treasurer, provided, however, that in the absence of any such officer, then any person specifically appointed by the Board Of Directors for the purpose shall have the right, if present, to represent and vote such shares or interest. If it is not possible or desirable to have a representative of the company present in person, then the President or any Vice President shall have the authority to execute in the name of the company a proxy or proxies for the voting of such shares or interests.

                     ARTICLE VIII - MISCELLANEOUS PROVISIONS

Section 1 - Salaries Approved by the Board of Directors.

     No salary, compensation or emolument shall be paid to any officer or Director of the company, nor any salary, compensation or emolument amounting in any year to more than ten thousand dollars ($10,000.00) to any person, firm or corporation, unless such payment is first authorized by a vote of the Board of Directors of the company, or by a committee of the Board charged with the duty of authorizing such payments. The limitation as to time contained in the foregoing shall not be construed as preventing the company, acting through its proper officers, from entering into contracts with its agents for the payment of commissions. The payment of any salary, compensation or emolument amounting in any year to not more than ten thousand dollars ($10,000.00) to any person, firm or corporation, other than to an officer or Director of the company, may be authorized by the President of the Company.

Section 2 - Waiver.

     Whenever any notice is required to be given, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Attendance of a person, either in person or by proxy, at any meeting shall constitute a waiver of notice of such meeting, except where the person attends a meeting for the express purpose of objecting to the transaction of any business because the meeting was not lawfully called or convened.

Section 3 - Indemnification of Directors and Officers.

     Each person who shall serve, or may have served, as a Director or officer of this company shall be indemnified by the company against liabilities imposed upon him and expenses reasonably incurred by him in connection with any claim made against him, or any action, suit or proceeding to which he may be a party by reason of his being, or having been, such Director or officer, and against such sums as independent counsel selected by the Board of Directors shall deem reasonable payment made in settlement of any such claim, action, suit or proceeding primarily with a view of avoiding expenses of litigation; provided, however, that no Director or officer shall be indemnified with respect to matters as to which he shall be adjudged and in such action, suit or proceeding, to be liable for negligence or misconduct in the performance of duty, or with respect to any matters which shall be settled by the payment of sums which counsel selected by the Board of Directors shall not deem reasonable payment made primarily with a view to avoiding expenses of litigation, or with respect to matters for which such indemnification would be against public policy. Such indemnification shall be in addition to any other rights to which Directors or officers may be entitled.

Section 4 - Amendment to the By-laws.

     These by-laws may be amended at any meeting of the Board of Directors called for the purpose, provided notice of the proposed change has been mailed to each Director at least five (5) days before such meeting; or they may be amended by a two-thirds (2/3) vote of the Directors at any regular annual meeting.

     Adopted at meeting of stockholders held the 30th day of November, 1960.

                                           /s/ H.A. CONNER
                                          -----------------------------------
                                            Secretary